Exhibit 99.1

WHITE RIVER CAPITAL, INC. 2005 STOCK INCENTIVE PLAN
STOCK AWARD AGREEMENT

October 26, 2011

1.           Definitions.  Unless otherwise defined herein, the terms defined in the White River Capital, Inc. 2005 Stock Incentive Plan, as amended (the “Plan”), shall have the same defined meanings in this Stock Award Agreement (“Agreement”) and the Notice of Stock Award Grant attached hereto as Appendix A.

2.           Grant of Stock Award.  Pursuant to the terms and conditions set forth in the Notice of Stock Award Grant, this Agreement, and the Plan, White River Capital, Inc. (the “Company”) grants to the grantee named in the Notice of Stock Award Grant (“Grantee”) on the date of grant set forth in the Notice of Stock Award Grant (“Date of Grant”) the number of Shares set forth in the Notice of Stock Award Grant.  This Stock Award is intended to be a Performance Stock Award.

3.           Vesting.  The Grantee shall vest in the Granted Stock in accordance with the vesting schedule provided for in the Notice of Stock Award Grant, subject to earlier forfeiture as provided below.  Notwithstanding the foregoing (but subject to possible earlier forfeiture as provided below), upon the occurrence of a Vesting Event, the Grantee shall become 100% vested in those shares of Granted Stock that are unvested and have not been forfeited on the date of the Vesting Event.

4.           Risk of Forfeiture.

(a)           General Rule.  The Granted Stock shall initially be subject to a Risk of Forfeiture.  The Shares subject to a Risk of Forfeiture shall be referred to herein as “Performance Shares.”

(b)           Lapse of Risk of Forfeiture.  The Risk of Forfeiture shall lapse if and as the Grantee vests in the Granted Stock.

(c)           Forfeiture of Granted Stock.  The Performance Shares shall automatically be forfeited and immediately returned to the Company, and the Granted Stock shall not vest, upon the first to occur of the following: (i) if, as of the Determination Date (as defined in the Notice of Stock Award Grant) all of the performance goals for the vesting of the Granted Stock set forth in the vesting schedule in the Notice of Stock Award Grant have not been achieved by the Company for the time periods indicated, or (ii) upon the Grantee’s Termination Date; or (iii) on the date immediately preceding any Vesting Event, unless, by operation of the Change in Control giving rise to the Vesting Event, holders of the common stock of the Company are entitled or will be entitled to directly receive cash or Qualifying Securities (defined below) with respect to or in exchange for their shares of common stock.

(d)           Definition of “Qualifying Securities.”  For purposes of Section 4(c) above, the term “Qualifying Securities” means (i) shares of capital stock or investment grade debt securities having a maturity of 36 months or less issued by an issuer that is an “accelerated filer” or “large accelerated filer,” as those terms are defined under Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and which (A) are registered under the Exchange Act on a national securities exchange, (B) would not constitute “restricted securities,” as defined under Rule 144 of the Securities Act of 1933, as amended, upon issuance to the holders of common stock of the Company pursuant to the Change in Control, (C) the issuance of which pursuant to the Change in Control would not cause any holder of common stock of the Company who is not an affiliate of the Company to become an “affiliate” (as defined under Rule 144) of the issuer, and (D) in the case of shares of capital stock, have an average daily trading volume, as reported by the national securities exchange on which such shares are registered, during the 26 calendar weeks preceding the week in which the Change in Control is completed of no less than 100,000 shares; or (ii) securities immediately convertible at the election of the holder into Qualifying Securities as defined in clause (i); or (iii) any securities approved by the Committee prior to the date the Change in Control is completed.

(e)           Additional Shares or Substituted Securities.  In the event of a stock split, reverse stock split, stock dividend, recapitalization, combination, or reclassification of the Common Stock or any other increase or decrease in the number of issued and outstanding Shares effected without receipt of consideration by the Company, any new, substituted, or additional securities or other property (including money paid other than as an ordinary cash dividend), which are by reason of such transaction distributed with respect to any Performance Shares or into which such Performance Shares thereby become convertible, shall immediately be subject to a Risk of Forfeiture, which Risk of Forfeiture shall lapse at the same time and in the same manner as the Risk of Forfeiture to which the corresponding Performance Shares is subject.

5.           Rights as a Stockholder.  Subject to Section 6 below, the Grantee shall not be entitled to vote any Shares subject to the Performance Stock Award, nor receive dividends on such Shares, and certificates for such Shares shall not be issued, unless and until such Shares irrevocably vest pursuant to this Agreement and the Notice of Stock Award Grant.

6.           Special Dividends.  Notwithstanding any contrary provision in Section 5 above, in the event the Company declares a special, non-recurring dividend on its Common Stock at any time or from time to time prior to the Determination Date, the Grantee shall be entitled to receive such special dividend in respect of the Granted Shares pursuant to the terms set forth in this Section 6.  In this regard, the Company shall pay any such special dividend to the Grantee only in the form of a grant of Shares of Common Stock (the “Dividend Shares”), and not in cash.  The number of Dividend Shares the Company shall grant to the Grantee in connection with any special dividend shall be equal to the quotient obtained by dividing (a) the per Share amount of the special dividend, multiplied by the number of Shares of Granted Stock set forth in the Notice of Stock Award Grant, by (b) the per-Share closing price of the Company’s Common Stock as quoted on the NYSE Amex on the trading date immediately preceding the date on which the special dividend is declared; provided that, no Dividend Shares shall be granted pursuant to this Section 6 to the extent such grant results in the total number of Options or Stock Awards granted under the Plan as of the date of the grant of the Dividend Shares exceeds the total number of Options and Stock Awards authorized for grant under Section 4 of the Plan.  Any Dividend Shares granted pursuant to this Section 6 shall be subject to the same restrictions and Risk of Forfeiture applicable to the Granted Shares as set forth in this Agreement and the Notice of Stock Award Grant, and shall for all purposes of this Agreement be considered Performance Shares.  Moreover, the Grantee shall not be entitled to vote any Dividend Shares, nor receive dividends on such Dividend Shares, and certificates for such Dividend Shares shall not be issued unless and until such Dividend Shares irrevocably vest pursuant to this Agreement and the Notice of Stock Award Grant.  For purposes of clarity, the Grantee shall not be entitled to receive a grant of Dividend Shares pursuant to this Section 6 in the event the Company declares a regular quarterly or other periodic dividend.

7.           Non-Transferability of Stock Award.  Except as otherwise provided for in the Plan, this Stock Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent and distribution, and may be exercised, during the lifetime of the Grantee, only by the Grantee.  If the Grantee transfers all or part of this Stock Award pursuant to the previous sentence and if permitted by the Plan, then the terms of this Agreement, the Plan, and the Notice of Stock Award shall apply to the transferee to the same extent as to the Grantee.

8.           Regulatory Compliance.  The issuance of Common Stock pursuant to this Agreement shall be subject to full compliance with all then applicable requirements of law and the requirements of any stock exchange or interdealer quotation system upon which the Common Stock may be listed or traded.

9.           Modification and Termination.  The rights of the Grantee are subject to modification and termination in certain events, as provided in the Plan.

10.           Withholding Tax.  The Company’s obligation to deliver Shares or remove any restrictive legends upon vesting of such Shares under the Plan shall be subject to the satisfaction of all applicable federal, state, and local income and employment tax withholding requirements.  The Grantee shall pay to the Company an amount equal to the withholding amount (or the Company may withhold such amount from the Grantee’s salary) in cash.  To the extent permitted under the Sarbanes-Oxley Act of 2002, and the regulations adopted thereunder, in the Administrator’s sole discretion, the Grantee may pay the withholding amount with Shares (including previously vested Granted Stock); provided, however, that payment in Shares shall be limited to the withholding amount calculated using the minimum statutory withholding rates, in accordance with applicable withholding requirements.

11.           Nondisclosure.  Grantee acknowledges that the grant and terms of this Stock Award are confidential and may not be disclosed by Grantee to any other person, including other employees of the Company and other participants in the Plan.  Notwithstanding the foregoing, the Grantee may disclose the grant and terms of this Stock Award to the Grantee’s immediate family members, financial advisor, and attorney, and as may be required by law or regulation.  Any breach of this provision will be deemed to be a material breach of this Agreement.

12.           Governing Law.  This Agreement shall be governed by and interpreted in accordance with the internal laws of the State of Indiana without regard to principles of conflict of laws.

13.           Successors.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their legal representatives, heirs, and permitted transferees, successors, and assigns.

14.           Plan.  This Agreement and the Notice of Stock Award Grant are subject to all of the terms and provisions of the Plan, receipt of a copy of which is hereby acknowledged by the Grantee.  The Grantee hereby agrees to accept as binding, conclusive, and final all decisions and interpretations of the Administrator upon any questions arising under the Plan, this Agreement, and the Notice of Stock Award Grant.

15.           Rights to Future Employment.  This Stock Award does not confer upon the Grantee any right to continue in the Service of the Company or any Affiliate, nor does it limit the right of the Company to terminate the Service of the Grantee at any time.

16.           Entire Agreement.  The Notice of Stock Award Grant, this Agreement, and the Plan constitute the entire contract between the parties hereto with regard to the subject matter hereof.  They supersede any other agreements, representations, or understandings (whether oral or written and whether express or implied) which relate to the subject matter hereof.

[Remainder of Page Intentionally Left Blank]

By your signature and the signature of the Company’s representative below, you and the Company agree that this Stock Award is granted under and governed by the terms and conditions of this Agreement and the Plan and the Notice of Stock Award Grant, both of which are attached and incorporated herein by reference.  This Stock Award is of no force and effect until this Agreement is signed by you and the Company’s representative, the Notice of Stock Award Grant is signed by you, and the Spousal Consent form (attached hereto as Appendix B and incorporated herein by reference) is signed by your spouse, if any.

GRANTEE:			WHITE RIVER CAPITAL, INC.

By:	/s/ John M. Eggemeyer, III	By:	/s/ Martin J. Szumski

Name: John M. Eggemeyer, III		Name:	Martin J. Szumski
Address:		Title:	Chief Financial Officer

APPENDIX A

WHITE RIVER CAPITAL, INC.
2005 STOCK INCENTIVE PLAN
NOTICE OF STOCK AWARD GRANT

This Notice of Stock Award Grant is part of the Stock Award Agreement between Grantee and the Company dated October 26, 2011, and is of no force and effect until the Stock Award Agreement is signed by Grantee and the Company’s representative, this Notice of Stock Award Grant is signed by Grantee, and the Spousal Consent form (attached hereto as Appendix B and incorporated herein by reference) is signed by the spouse of Grantee, if any.

You have been granted the following Stock Award:

Name of Grantee:	John M. Eggemeyer, III
Total Number of Shares Granted:	50,000 (the “Granted Stock”)
Type of Stock Award:	Performance Stock Award
Date of Grant:	October 26, 2011
Vesting Schedule:

The Granted Stock shall vest in one installment, in full, on the date the Company’s audited financial statements for the fiscal year ended December 31, 2013 are completed and attested to by the Company’s independent registered public accounting firm (the “Determination Date”) if all of the following performance goals have been achieved by the Company for the time periods indicated:

•	the Company’s net income per fully-diluted common share (“EPS”) for the fiscal year ended December 31, 2011, as shown on the Company’s audited financials statements for such fiscal year, is $3.00;
•	the Company’s EPS for the fiscal year ended December 31, 2012, as shown on the Company’s audited financial statements for such fiscal year, is $3.30; and
•	the Company’s EPS for the fiscal year ended December 31, 2013, as shown on the Company’s audited financial statements for such fiscal year, is $3.75.

If, as of the Determination Date, all of the foregoing performance goals have not been achieved for the time periods indicated, the Granted Stock shall not vest and shall be automatically forfeited and immediately returned to the Company.

Please sign below to acknowledge the terms and conditions of this Stock Award.
ACKNOWLEDGED BY GRANTEE:

By:	/s/ John M. Eggemeyer, III
Name:	John M. Eggemeyer, III

APPENDIX B

SPOUSAL CONSENT

The undersigned, the spouse of John M. Eggemeyer, III (“Grantee”), (i) acknowledges that she has read the foregoing Stock Award Agreement (the “Agreement”), Notice of Stock Award Grant, and the White River Capital, Inc. 2005 Stock Incentive Plan (collectively, the “Stock Award Documents”), (ii) agrees that any interest that she now has or may hereafter acquire in the shares of stock of White River Capital, Inc., now owned or hereafter acquired by Grantee pursuant to the terms of this Agreement shall be bound by the terms and provisions contained in the Stock Award Documents, and (iii) agrees to be bound by the terms and provisions of the Stock Award Documents as fully as Grantee.

Dated: October 26, 2011	By:	/s/ Martha Eggemeyer
Print Name: Martha Eggemeyer